MEDIA SOURCE, INC.

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders

                          To be Held on August 29, 2000



Summary

         This Proxy Statement is furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of Media Source, Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on August 29, 2000 at 8:30 a.m., Eastern Standard Time, at 6360 Rings Road, Amlin, Ohio 43002 as set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournments thereof. This Proxy Statement, the accompanying form of proxy, and the Company's Annual report on Form 10-K for the fiscal year ended December 31, 1999 are first being mailed to stockholders entitled to vote at the meeting on or about July 21, 2000.

         The Annual Meeting has been called to consider and take action on the election of four Directors to serve on the Board of Directors of the Company for one year and until their successors have been duly elected and shall qualify.

         The close of business on July 21, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof (the "Record Date"). The stock transfer books will not be closed.


Solicitation and Revocation of Proxies

         This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the time, place, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournments thereof.

         As of the Record Date, there were 328,200 shares of the Company's common stock, $.01 par value ("Common Stock") issued and outstanding, (exclusive of 14,936 shares held in treasury). As of the Record Date, all of the present directors and executive officers of the Company, a group of four persons, owned beneficially 167,072 shares of Common Stock. The Company believes that such officers and directors intend to vote their shares of Common Stock for each of the nominees to be elected as Directors named in this Proxy Statement.

         The presence in person or by proxy of a majority of the issued and outstanding shares of Common Stock constitutes a quorum at the meeting. To be elected, the nominees, as Directors named in this Proxy Statement must receive a plurality of the votes cast by the Common Stock entitled to vote.

         Proxies given by stockholders for use at the meeting, may be revoked at any time prior to the exercise of the powers conferred by giving notice of revocation to the Company in writing or at the meeting or by delivering to the Company a later appointment which supersedes the earlier one. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an Inspector of Elections appointed for that purpose.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED IN SUCH PROXIES. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies may also be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers and regular employees of the Company without additional compensation therefor. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

Voting Rights

         Stockholders of record at the close of business on the Record Date, are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof. Each outstanding share of Common Stock of record as of the Record Date is entitled to one vote in all matters properly brought before the meeting.

Item 1. Election of four directors to serve for one year and until their successors have been duly elected and shall qualify

         The Board of Directors has concluded that the election of S. Robert Davis, Juan F. Sotos, M.D., Robert J. Tierney, and Randall J. Asmo as Directors is in the best interests of the Company and recommends their election. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve. Biographical information concerning Messrs. Davis, Sotos, Tierney, and Asmo can be found under "Directors and Executive Officers."

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the Board of Directors of the Company does not contemplate that any of such nominees will be unable to serve, if such a situation exists prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other persons as may be nominated by the Board of Directors.

     The Board of Directors unanimously recommends a vote FOR the election of the nominees listed above. Unless indicated to the contrary, the enclosed Proxy will be voted "FOR" such nominees. Directors and Executive Officers

         The following table sets forth certain information concerning the directors and executive officers of the Company.

                                                           Director or Executive
             Name             Age       Position (1)               Officer Since
             ----             ---       --------                   -------------


S. Robert Davis ..........     61     Chairman of the Board, President,     1990

Randall J. Asmo ..........     35     Vice President and Director           1992

Juan F. Sotos, M.D .......     73     Director                              1992

Robert J. Tierney ........     52     Director                              1992

(1) All positions are those held with the Company, except as otherwise indicated.

Executive officers are elected by the Board of Directors and serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for one year and until their respective successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term.

Business Experience of Directors and Executive Officers and Nominee for Director


     S. Robert Davis Mr. Davis has served as a director and Chairman of the Board since 1990, and has served as Assistant Secretary since 1992. Prior to his election to the Board of Directors, he served as Assistant to the President from 1988 to 1990, on a part-time basis. Additionally, during the past five years, Mr. Davis has operated several private businesses involving the developing, sale and/or leasing of real estate. Mr. Davis is also the Chairman of the Board of CASCO INTERNATIONAL, INC., a company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934.

     Randall J. Asmo Mr. Asmo was elected Vice President in 1992 and has served as a director since 1997. In 1998, Mr. Asmo was elected Secretary and Executive Vice President. Prior to that time, he served as Assistant to the President from 1990 to 1992. Additionally, since 1987, Mr. Asmo has served as Vice President of Mid-States Development Corp., a privately-held real estate development and leasing company, as Vice President of American Home Building Corp., a privately-held real estate development company. Mr. Asmo is also a director of CASCO INTERNATIONAL, INC. as well as an officer in several other small business enterprises.

     Juan F. Sotos, M.D Dr. Sotos has served as a director since 1992. Dr. Sotos has been a Professor of Pediatrics at The Ohio State University College of Medicine since 1962 and also serves as Chief of Endocrinology and Metabolism at Children's Hospital in Columbus, Ohio.

     Robert J. Tierney Mr. Tierney has served as a director since 1992. Dr. Tierney currently serves as the Dean of Education at the University of British Columbia. Dr. Tierney is also active in education research and previously served as a professor at The Ohio State University from 1984 to 2000.


         The Board of Directors


         The Company's Bylaws provide that the number of Directors which shall constitute the whole Board of Directors shall be as from time to time determined by resolution of the Board of Directors, but the number shall not be less than three. The Board of Directors currently consists of four members. The Board of Directors held four meetings during the fiscal year ended December 31, 1999.

         There are no material proceedings to which any Director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such Director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Committees of the Board of Directors

         Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent certified public accountants and reviews the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies and internal accounting controls, and procedures for preparation of financial statements. Dr. Sotos, and Messrs. Tierney and S. Robert Davis are members of such Committee. The Committee met once during the fiscal year ended December 31, 1999.

     Executive Compensation Committee. The Executive Compensation Committee approves the compensation for executive employees of the Company. Dr. Sotos, and Mr. Tierney are members of such Committee. The Committee met twice during the fiscal year ended December 31, 1999.

         The Company has no nominating committee or any committee performing a similar function.

     Compensation Committee Interlocks and Insider Participation. Juan F. Sotos, M.D. and Robert J. Tierney served as the Executive Compensation Committee during the last fiscal year. Neither Dr. Tierney nor Dr. Sotos serve or have served as an officer or employee of the Company or any of its subsidiaries. Neither of such persons serves on the Board of Directors of any other public company.


Stock Ownership

         The following table sets forth, to the best of the Company's knowledge, certain information as of July 21, 2000, with respect to the beneficial ownership of shares of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each Director and nominee, (iii) the President (the Company's only executive officer whose salary and bonus during 1999 exceeded $100,000) and (iv) all Directors and executive officers of the Company as a group:


                                              Amount and Nature          Percent
Name and Address                        of Beneficial Ownership (1)  of Class(2)
----------------                        ---------------------------  -----------

S. Robert Davis ...............................       154,786(3)          47.16%
6360 Rings Road
Amlin, Ohio 43002

Charles R. Davis ..............................        25,610              7.80%
13900 Conlan Circle, Suite 150
Charlotte, North Carolina 28277

Randall J. Asmo ...............................         9,258              2.82%
6360 Rings Road
Amlin, Ohio 43002

Juan F. Sotos, M.D ............................         2,890               *
4400 Squirrel Bend
Columbus, Ohio 43220

Robert J. Tierney .............................           138               *
4805 Olentangy Blvd ...........................
Columbus, Ohio 43214

All executive officers and directors ..........       167,072(4)          50.91%
                                                      =======          ========
  as a group (4 persons)

*less than 1%

(1)  Represents sole voting and investment power unless otherwise indicated.

(2)  Based on 328,200 shares of Common Stock outstanding as of June 29, 2000.

(3) Includes 1,255 shares owned by Mr. Davis' wife as to which Mr. Davis disclaims beneficial ownership.

(4) The number of shares of Common Stock beneficially owned by all executive officers and 1,255 shares of Common Stock owned by Mrs. S. Robert Davis as to which Mr. Davis disclaims any beneficial ownership.


Certain Transactions


         In the third and fourth quarters of 1996, the Company loaned a total of $903,122 to certain of its officers and employees, the proceeds of which were used to purchase Company common stock in connection with the exercise of employee stock options. The loans were due and payable in full in September, 1999. Interest on the loans at 7% per annum is payable only in the event and only to the extent that the fair market value of the purchased shares of common stock at the close of business at that time exceeds the exercise price. In May, 1999, the Company extended the due date of the outstanding loans to certain of the Company's current and former employees to September 2002 and offered to persons not currently employed by the Company the option to pay their loans by transferring to the Company the shares purchased (including the CASCO INTERNATIONAL, INC. shares spun off by the Company) with the proceeds of such loans.

         In July 1997, the Company sold $850,000 in principal amount of 12 percent Subordinated Convertible Notes for $850,000. S. Robert Davis, Chairman of Media Source, Inc., purchased $500,000 of the Notes. After one year from the Note's issue date, up to 85 percent of the face value of the debt is convertible at $37.50 per share, as adjusted for the one for twenty reverse stock split, into common stock of the Company. The Company retired $350,000 of the Notes in January 2000. The Note with S. Robert Davis remains outstanding, but is due on August 1, 2000.

         In May 2000, on option to purchase Company common stock was granted to the Company Chairman, S. Robert Davis, holder of a $500,000 Subordinated Convertible Note payable due August 1, 2000. In exchange for granting this option, S. Robert Davis agreed to extend the due date of his Note, cancel the conversion feature associated with the Note, and allow the Company to repay the Note over 20 quarterly installments of $25,000 each starting in April, 2000. The stock option entitles S. Robert Davis to purchase from the Company 100,000 shares at 1/8th over the closing bid price on the day of grant, which was $2.125. Therefore the exercise price is $2.25 per share. The option is only exercisable after May 10, 2003, and expires on May 10, 2006.

         In May 1998, S. Robert Davis deferred his compensation through June 1999 and also deferred certain rental payments for corporate offices in Dublin, Ohio from July 1998 until April 1999. In June 1999, S. Robert Davis informed the Company of his intention to defer his compensation for an additional 24 months.
S. Robert Davis' 1999 deferred  compensation was $185,000. At December 31, 1999,
S. Robert Davis' total deferred compensation was $308,333. Mr. Davis' deferred compensation earns interest at 7 percent. Interest on deferred compensation at December 31, 1999 was $21,583.

Legal Proceedings

        The Company was subject to litigation filed in the 125th District Court of Harris County, Texas on December 4, 1998 by expert witnesses used in its 1996 suit against its former auditors. The Company settled the case through mediation and paid $61,000 on February 16, 2000.

        The Illinois Department of Revenue issued two assessments on April 17, 1998 and March 24, 1998 against Pages Book Fairs, Inc., a wholly-owned subsidiary of the Company (PBF), seeking approximately $478,000, plus interest, in sales tax from 1993 through 1996. A hearing was held before the State of Illinois, Department of Revenue on April 27, 2000 and the Company is currently awaiting the decision. The taxing authority is claiming that there had been an agency relationship between PBF and the schools to which PBF provided school book fairs. The Company denies that such a relationship existed and is vigorously defending this matter, seeking full discharge of the assessments. The Company anticipates legal cost to be in the $25,000 to $40,000 range and has recorded a liability of approximately $650,000 relating to the assessments.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and Directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors, and greater than 10% beneficial owners were complied with.

Compensation of Executive Officers and Directors

         Director Compensation. Each Director who is not an officer of the Company receives a fee of $1,100 for attendance at each Board meeting, a fee of $550 for attendance at each telephonic Board meeting, and a fee of $500 for attendance  at each  meeting  of a Board  committee  of  which  he is a  member.
Directors who are also officers of the Company receive no additional compensation for their services as Directors.

         Executive Compensation. The following table shows, for the fiscal years ended December 31, 1999, 1998, and 1997, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's President (the Company's only executive officer whose salary and bonus during 1999 exceeded $100,000):



                           Summary Compensation Table

                                                                     Long Term
                           Annual Compensation                     Compensation
               ----------------------------------------------------------------
                                                                     Securities
                                                                     Underlying
                                                                      Options/
Name and                                               Other Annual   Warrants
Principal Position          Year     Salary     Bonus  Compensation SAR's(#) (1)
------------------------    ----    ---------   -----  ------------  ----------

S. Robert Davis,             1999   $185,000(2)   $   0   $  0              0
Chairman and                 1998   $185,000(2)   $   0   $  0              0
President                    1997   $192,115      $   0   $  0            9,663



(1)  Stock  options   previously   granted  to  Mr.   Davis,   by  their  terms,
     automatically adjust to reflect certain changes in the outstanding Common Shares of the Company, including stock dividends.

(2) Mr. Davis was paid $54,423 in salary through May 7, 1998, after which he elected to defer and accrue his salary. In June 1999, Mr. Davis elected to continue to defer and accrue his annual salary of $185,000 per year. Mr. Davis' accrued salary earns interest at 7 percent. See also, "Certain Transactions".

No executive officers have employment agreements with the Company.

         Executive Compensation Committee's Report on Executive Compensation. The Executive Compensation Committee (the "Committee") has designed its executive compensation policies to provide incentives to its executives to focus on both current and long-term Company goals, with an overriding emphasis on the ultimate objective of enhancing stockholder value. The Committee has followed an executive compensation program, comprised of cash and equity-based incentives, which recognizes individual achievement and encourages executive loyalty and initiative. The Committee considers equity ownership to be an important factor in providing executives with a closer orientation to the Company and its stockholders. Accordingly, the Committee encourages equity ownership by its executives through the grant of options to purchase Common Stock.

         The Company believes that providing attractive compensation opportunities is necessary to assist the Company in attracting and retaining competent and experienced executives. Base salaries for the Company's executives are established on a case-by-case basis by the Committee, based upon current market practices and the executive's level of responsibility, prior experience, breadth of knowledge, and salary requirements. The base salaries of executive officers are reviewed annually by the Committee. Adjustments to such base salaries have been made considering: (a) historical compensation levels; (b) the overall competitive environment for executives; and (c) the level of compensation necessary to attract and retain executive talent. Other benefits offered to executives are generally the same as those offered to the Company's other employees.

         The Committee utilizes the same policies and considerations enumerated above with respect to compensation decisions regarding the Chairman of the Board and President, S. Robert Davis. Since May, 1998, Mr. Davis has agreed to defer his salary of $185,000 per annum until the Board of Directors determines that the Company has sufficient cash flow to pay it. Accordingly, Mr. Davis' salary, plus interest at 7% per annum, is accrued until paid. Mr. Davis' 1999 base salary was determined primarily by reference to historical compensation, scope of responsibility, and the Company's desire to retain his services. The Committee believes its compensation policies with respect to its executive officers promote the interests of the Company and its Stockholders through current motivation of the executive officers coupled with an emphasis on the Company's long-term success.


                                            Executive Compensation Committee
                                            Juan F. Sotos, M.D.
                                            Robert J. Tierney



Option Grants in Last Fiscal Year.  The Company granted no options during 1999.

         Aggregated Options Exercised in 1999 and Fiscal Year-End Option Values. No options were exercised in the last fiscal year and no options remained unexercised and outstanding at December 31, 1999.



                                 Number of             Value of Unexercised
                                Unexercised               In-the-Money (1)
                              Options /Warrants           Options/Warrants
                Shares          at Year End(#)            at Year End($) (2)
             Acquired on     -------------------            --------------
Name           Exercise  Exercisable  Unexercisable   Exercisable  Unexercisable
----           --------  -----------  -------------   -----------  -------------

S. Robert Davis . None         0          0               $0            $0

Performance Graph

         The following graph compares the yearly change in the Company's total return (which reflect the restatement of results due to discontinued operations) to its Stockholders as compared to total return of the Center for Research in Securities Prices Total Return Index for the NASDAQ Stock Market (U.S.) and the Standard and Poors Specialty Retail for the five-year period from December 31, 1994 to December 31, 1999. Total stockholder return for the Company, as well as for the Indexes, was determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment), and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of the year.

                        Nasdaq Composite     S&P Specialty Retail      MESH
                        ----------------     --------------------      ----
Dec-94 .........              100.0                 100.0              100.0
Dec-95 .........              139.9                  75.4               36.1
Dec-96 .........              171.7                 106.0               72.2
Dec-97 .........              210.2                 106.4               33.3
Dec-98 .........              291.6                  82.6               44.4
Dec-99 .........              536.9                  59.0                1.7




Independent Public Accountants

         The accounting firm of Hausser + Taylor LLP, Columbus, Ohio, was the Company's principal auditor and accountant for the year ended December 31, 1999 and has been selected as the Company's auditor and accountant for the next fiscal year. Management expects that a representative of Hausser + Taylor LLP will be present at the Annual Meeting of Stockholders. The Hausser + Taylor representative will be afforded an opportunity to make a statement at the meeting if desired and is expected to be available to respond to appropriate questions.

Annual Report

     The 1999 Annual Report, which includes financial statements was mailed to each shareholder receiving this Proxy Statement.

     The Company will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written or oral request of such person, by first class a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, including the financial statements and the financial statement schedules thereto. Such requests should be addressed to S. Robert Davis, Chairman, Media Source, Inc., 6360 Rings Road, Amlin, Ohio, 43002, (800) 242-8749.

Other Proposed Action

         The Board of Directors does not intend to bring any other matters before the meeting nor does the Board of Directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

Stockholder Proposals and Submissions for the 2001 Annual Meeting

         If any Stockholder wishes to present a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next Annual Meeting of Stockholders, such proposal must be presented to the Company's management on or before February 18, 2001. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 will be considered untimely if it is not received by the Company before May 3, 2001.

Exhibit A



                                      PROXY


                               MEDIA SOURCE, INC.
                                 6360 Rings Road
                                Amlin, Ohio 43002



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints S. Robert Davis and Randall J. Asmo and each of them, as Proxies, each the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock of Media Source, Inc. (the "Company") held of record by the undersigned at the close of business on July 21, 2000, at the Annual Meeting of Stockholders to be held on August 29, 2000, or any adjournment(s) thereof.

         1.       Election of Directors

                 |_| For all  nominees  listed  below  (except as marked to the
                  contrary  below)

                 |_|  Withhold  Authority  to  vote  for  all
                  nominees listed below

S. Robert Davis, Randall J. Asmo, Juan F. Sotos, M.D., and Robert J. Tierney.

         (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space below. Do not make "Withhold Authority" above unless you intend to withhold authority for all nominees.)


         Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized persons. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.



DATED:  __________________, 2000
                                                  Signature




                                                  Signature if held jointly